EXHIBIT 99.1

Date October 6, 2008, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel to Present at National Association of Stockbrokers New York Chapter Luncheon

The Woodlands, TX (October 6, 2008) – Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that the company’s chief financial officer, Mr. James Tassone, will give a corporate presentation to the New York chapter of the National Association of Stockbrokers (NASB).

Event Details:

•	Date: Wednesday, October 8, 2008
•	Time: 12:00 Noon EDT
•	Location: Giambelli 50th Restaurant
New York, NY 10022

Members of the financial community that wish to reserve a seat for the luncheon presentation are asked to contact Laura Guerrant-Oiye, principal of Guerrant Associates, at (808) 882-1467 or via email at lguerrant@guerrantir.com.

Specifically, Mr. Tassone will provide an overview of UniPixel’s TMOS technology, a next-generation display technology that provides current LCD panel manufacturers with a better way to build displays by reducing materials costs and delivering superior performance. UniPixel has recently made a number of announcements and demonstrations specific to its TMOS display technology and its Opcuity™ FPR film technology. UniPixel’s presentation at the NASB luncheon will recap these announcements and TMOS advances, as well as highlight the prospects for UniPixel’s business going forward.  Additionally, it will provide attendees with UniPixel’s view of the market for its technologies and, specifically, how the company plans to pursue the opportunities available to it.

Mr. Tassone has served as the Chief Financial Officer of UniPixel since August of 2003 and has successfully guided the Company through three rounds of financing and successful development of its unique technologies.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

About National Association of Stockbrokers

The National Association of Stockbrokers holds weekly Corporate Focus Luncheon meetings in key cities across the United States. At these luncheons, management presents their company story to leading brokers and analysts. These members of the NAS are able to get firsthand knowledge of public companies they follow for their retail and institutional clients. Over the last 24 years the NAS has developed an exclusive list of top stockbrokers, analysts and institutional money managers. Members are most concerned about recent developments and future outlook of the speaking company. More information is available at www.nastockbrokers.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

Investor Relations Contact	Media Contact
Laura Guerrant-Oiye	Stacey Vorhees
Guerrant Associates	Public Relations Consultant
tel 808-882-1467	tel 925-336-9592
lguerrant@guerrantir.com	stacey@savvypublicrelations.net